SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported)  September 3, 2008

THE BEARD COMPANY
(Exact name of registrant as specified in its charter)

Oklahoma	001-12396	73-0970298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	Enterprise Plaza 5600 N. May Avenue, Suite 320 Oklahoma City, Oklahoma	73112
(Address of principal executive offices) (Zip Code)

(405) 842-2333
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be Included in the Report:

Item 3.02  Unregistered Sales of Equity Securities.

Forced Conversion of 2008 Series A and Series B Notes

In our Form 8-K filed on August 28, 2008, The Beard Company (referred to herein as “we,” “us” and “our”) advised that, on August 22, 2008, we had notified the holders of $46,332 of our outstanding 12% Series A Convertible Subordinated Notes due August 30, 2008 (the “Series A Notes”) and the holders of $511,995 of our outstanding 12% Series B Convertible Subordinated Notes due November 30, 2008 (the “Series B Notes,” and collectively with the Series A Notes, the “2008 Notes”) that they must convert their 2008 Notes by September 22, 2008 (the “Forced Conversion Date”). All of the 2008 Notes have a Conversion Price of $1.00 per share. Between August 25, 2008 and September 4, 2008, holders of $518,327.92 of the 2008 Notes elected to convert them prior to the Forced Conversion Date. As a result, we issued 468,241 of our common shares on September 3, 2008 and 50,082 of our common shares on September 9, 2008 (total of 518,323 shares). 1.46 fractional shares were cashed out, and 3.46 fractional shares were placed in suspense pending conversion of additional fractional shares (total of 4.92 shares). The issuance of these shares triggered a reporting requirement.

Forced Conversion of 2010 Notes

In our Form 8-K filed on August 28, 2008, we also advised that on August 25, 2008 we had notified the holders of $2,205,300 of our outstanding 12% Convertible Subordinated Notes due February 15, 2010 (the “2010 Notes”) that they must convert their 2010 Notes by September 25, 2008 (the “Forced Conversion Date”). All of the 2010 Notes have a Conversion Price of $1.00 per share. Between September 4, 2008 and September 6. 2008, holders of $184,000 of the 2010 Notes elected to convert them prior to the Forced Conversion Date. As a result, we issued 184,000 of our common shares on September 9, 2008.

General

In the Form 8-K we filed on May 12, 2008, we reported that our outstanding common shares had increased to a total of 6,553,847. The issuance of 32,500 shares following Warrant exercises and the issuance of 24,900 shares of restricted stock reported in our Form 8-K filed on August 28, 2008 increased our total outstanding common shares to 6,611,247. As a result of the voluntary conversion of the 2008 Notes and the 2010 Notes described above, our total outstanding common shares have now increased to 7,313,570 shares.

None of the 2008 Notes, the 2010 Notes or our common stock issued in connection with the 2008 Notes or the 2010 Notes (the “Underlying Common Stock”) are registered under the Securities Act of 1933, as amended (the “Securities Act”). The 2008 Notes, the 2010 Notes and the Underlying Common Stock were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act for “transactions by the issuer not involving a public offering,” in transactions that fell within the safe harbor provided by Rule 506 of Regulation D of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BEARD COMPANY

/s/ Herb Mee, Jr.
Herb Mee, Jr., President

September 15, 2008

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